UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018 (February 27, 2018)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e): On February 27, 2018, the Compensation Committee of the Board of Trustees (the "Committee") of Ramco-Gershenson Properties Trust (the "Trust") approved the adoption of the 2018 Executive Incentive Plan for the Trust's chief executive officer (the "CEO"), chief operating officer (the "COO") and the chief financial officer (the "CFO"). The individuals will participate in a short-term incentive program, based on the achievement of funds from operations per share, non-anchor leased occupancy at year-end, and management investment committee yield, subject to the Trust's achievement of a ratio of net debt to adjusted EBITDA below a specified threshold. The CEO will have a target short-term incentive opportunity equal to 125% of base salary, while the COO and CFO will each have a target opportunity equal to 75% of base salary.

Threshold payout (50% of target incentive), target payout (100% of target incentive) and maximum payout (200% of target incentive) will be determined by the Committee based on its assessment of the achievement of these performance goals. The funds from operations per share metric, the non-anchor leased occupancy at year-end metric, and the management investment committee yield metric shall account for 80%, 10% and 10% of the potential award, respectively.

The foregoing description is qualified in its entirety by the 2018 Executive Incentive Plan attached as Exhibit 10.1 hereto, which is hereby incorporated by reference.

Item 9.01    Exhibits.

(d)	Exhibits

10.1 2018 Executive Incentive Plan dated February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	March 5, 2018	By:/s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit    Description

10.1    2018 Executive Incentive Plan dated February 27, 2018